EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation of our report dated November 4, 2004, appearing in this Current Report on Form 8-K of Defense Technology Systems, Inc. with respect to the Financial Statements of Digital Computer Integration Corporation for the year ended December 31, 2003.



/s/ Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.
Palm Beach, Florida
December 21, 2005